CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 29, 2012, relating to the consolidated financial statements of The Tile Shop, LLC and Subsidiary for the year ended December 31, 2011 appearing in Registration Statement No. 333-182482, as amended.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 20, 2012